EXHIBIT 32

SECTION 1350 CERTIFICATION

          Each of the undersigned hereby certifies in his capacity as an officer of First Niles Financial, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-KSB for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: March 31, 2005	/s/ William L. Stephens William L. Stephens President and Chief Executive Officer

Date: March 31, 2005	/s/ Lawrence Safarek Lawrence Safarek Vice President and Treasurer (Principal Financial Officer)